Exhibit 99.1

Outlook Therapeutics Announces $25 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

ISELIN, N.J., December 23, 2022 — Outlook Therapeutics, Inc. (Nasdaq: OTLK), a biopharmaceutical company working to develop and launch the first FDA-approved ophthalmic formulation of bevacizumab for use in retinal indications, today announced that it has entered into securities purchase agreements with institutional and accredited investors for the purchase and sale of 28,460,831 shares of common stock at a purchase price of $0.8784 per share in a registered direct offering priced at-the-market under Nasdaq rules, resulting in aggregate gross proceeds of approximately $25.0 million. The offering included participation by GMS Ventures and Investments, Outlook Therapeutics’ largest stockholder. The offering is expected to close on December 28, 2022, subject to customary closing conditions.

M.S. Howells & Co. acted as placement agent with respect to certain accredited investors in the offering. BTIG, LLC acted as exclusive financial advisor to Outlook Therapeutics in connection with the offering. BTIG, LLC is not acting as an underwriter or a placement agent in connection with the offering and, accordingly, BTIG, LLC is neither purchasing securities nor offering securities to the public in connection with the offering.

Outlook Therapeutics intends to use the net proceeds from the offering for support of its ONS-5010 development program as well as working capital and other general corporate purposes, which may include the repayment of debt.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (Registration No. 333-254778), including a base prospectus, previously filed with the Securities and Exchange Commission (“SEC”) on March 26, 2021 and declared effective by the SEC on April 1, 2021. The offering is being made only by means of a prospectus, including a prospectus supplement, that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Outlook Therapeutics, Inc.

Outlook Therapeutics is a biopharmaceutical company working to develop and launch ONS-5010/ LYTENAVA™ (bevacizumab-vikg) as the first FDA-approved ophthalmic formulation of bevacizumab for use in retinal indications, including wet AMD, DME and BRVO. The FDA accepted Outlook Therapeutics’ BLA submission for ONS-5010 to treat wet AMD with a PDUFA goal date of August 29, 2023. The submission is supported by Outlook Therapeutics’ wet AMD clinical program, which consists of three clinical trials: NORSE ONE, NORSE TWO, and NORSE THREE. For more information, please visit www.outlooktherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “expect,” “intend,” “look forward,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include, among others, statements regarding the completion of the proposed offering, anticipated proceeds of the proposed offering, and the use of such proceeds. Although Outlook Therapeutics believes that it has a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting Outlook Therapeutics and are subject to risks, uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. These risk factors include those risks associated with developing pharmaceutical product candidates, risks of conducting clinical trials and risks in obtaining necessary regulatory approvals, as well as those risks detailed in Outlook Therapeutics’ filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as supplemented by its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which include the uncertainty of future impacts related to the ongoing COVID-19 pandemic and other macroeconomic factors. These risks may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Outlook Therapeutics does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:

Media Inquiries:

Anna Army

Account Supervisor

LaVoie Health Science

T: 617-351-0246

aarmy@lavoiehealthscience.com

Investor Inquiries:
Jenene Thomas
Chief Executive Officer
JTC Team, LLC
T: 833.475.8247
OTLK@jtcir.com

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